Exhibit 99.1

News

Media Contact:

Bryce McDevitt

+ 1 703.851.4425

bryce.mcdevitt@parsons.com

Investor Relations Contact:
Dave Spille
+ 1 703.775.6191
Dave.Spille@parsons.com

Parsons 2023 Investor Day to Highlight Growth Strategy and Strong End Market Opportunity

CENTREVILLE, Va. (MARCH 9, 2023) – Parsons Corporation (NYSE: PSN) announced today that it will host its Investor Day at the New York Stock Exchange in New York City on Wednesday, March 15, 2023, at 9:00 am ET. Parsons’ executives will present the company’s vision, strategy, key business initiatives, and financial goals.

Analysts and institutional investors who are interested in attending the live event should register through the company’s investor relations website: https://www.parsons.com/investor-day/. Access to a live webcast of the event can be obtained through the investor relations section of the company's website. Participants should go to the website at least 15 minutes before the live event to download and install any necessary software.

Speakers at the Investor Day will include Carey Smith, chair, president and chief executive officer (CEO), Matt Ofilos, chief financial officer (CFO), and the presidents from each of Parsons’ four business units: Defense and Intelligence; Engineered Systems; Connected Communities; and Mobility Solutions.

About Parsons

Parsons (NYSE: PSN) is a leading disruptive technology provider in the national security and global infrastructure markets, with capabilities across cyber and intelligence, space and missile defense, transportation, environmental remediation, urban development, and critical infrastructure protection. Please visit Parsons.com and follow us on LinkedIn and Facebook to learn how we're making an impact.

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